EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-153168) of Laredo Oil, Inc. (the “Company”), of our report dated September 13, 2022, relating to the consolidated financial statements of the Company as of May 31, 2022 and May 31, 2021 and for the years then ended, appearing in this Annual Report on Form 10-K of the Company for the year ended May 31, 2023.

/S/ WEAVER AND TIDWELL, L.L.P.

Dallas, Texas

September 13, 2023